Exhibit 5.1

Direct:	+852 2801 6066
Cell:	+852 6621 8994
E-mail:	rthorp@traversthorpalberga.com

Vistek Limited

P.O. Box 472

Harbour Place

2nd Floor, 103 South Church Street George Town, Grand Cayman

KY1-1106, Cayman Islands

14 April 2025

Dear Sirs

Vistek Limited

We have acted as Cayman Islands legal advisers to Vistek Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, (the “Registration Statement”) and the Company’s preliminary prospectus included in the Registration Statement (the “Prospectus”) including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, related to the offering and sale to the public by the Company of ordinary shares, par value US$0.0000004 per share (the “Shares”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Capitalized terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated under the Companies Act (as amended) and is validly existing as an exempted company and in good standing with the Registrar under the laws of the Cayman Islands. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Act; and

(b)	is not, to the Registrar’s knowledge, in default under the Companies Act(as amended).

3.2	Based solely on our review of the M&A, the authorized share capital of the Company is US$500,000 divided into 1,250,000,000,000 shares, par value of US$0.0000004 each.

3.3	the issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and Prospectus, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase “non-assessable” means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders); and

3.4	the statements under the caption “Material Tax Considerations— Cayman Islands Tax Considerations” in the Prospectus , to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Material Tax Considerations” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Travers Thorp Alberga

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	the Certificate of Incorporation dated 8 November 2023;

2	the Memorandum and Articles of Association of the Company as adopted on the Company’s incorporation on 8 November 2023, and subsequently amended by a special resolution of the shareholders of the Company dated 9 December 2024;

3	the amended and restated Memorandum and Articles of Association as adopted by special resolution of the shareholders of the Company dated 11 April 2025 (the “M&A”);

4	a certificate of good standing dated 10 April 2025, issued by the Registrar of Companies (the “Registrar”) in the Cayman Islands (the “Certificate of Good Standing”);

5	the Company’s register of directors and officers provided to us by the Company dated 14 April, 2025;

6	the written resolutions of the board of Directors dated 11 April 2025 (the “IPO Board Resolutions”);

7	the written resolutions of the shareholders of the Company dated 11 April 2025 (the “Shareholders’ Resolutions”, together with the IPO Board Resolutions are referred to as the “Resolutions”);

8	a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”);

9	the Prospectus; and

10	the Registration Statement.